Exhibit 24

INDIANA MICHIGAN POWER COMPANY
POWER OF ATTORNEY

Each of the undersigned directors or officers of INDIANA MICHIGAN POWER COMPANY, an Indiana corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $900,000,000 aggregate principal amount of its Debt Securities, including up to $900,000,000 of new indebtedness, comprised of unsecured promissory notes in one or more new series, each series to have a maturity not exceeding 60 years, or one or more post-effective Registration Statements (including amended Registration Statements), including any such post-effective amendment pursuant to Rule 462(b), does hereby appoint NICHOLAS K. AKINS, BRIAN X. TIERNEY, CHARLES E. ZEBULA and RENEE V. HAWKINS his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF the undersigned have hereunto set their hands and seals this 19th day of November, 2012.

/s/ Nicholas. K. Akins                                                        _____________
Nicholas K. Akins                                                            Scott M. Krawec

   _____________                                                           /s/ Daniel V. Lee
Lisa M. Barton                                                                 Daniel V. Lee

/s/ Sarah L. Bodner                                                          /s/ Marc E. Lewis
Sarah L. Bodner                                                               Marc E. Lewis

   _____________                                                          /s/ Mark C. McCullough
Paul Chodak, III                                                               Mark C. McCullough

/s/ J. Edward Ehler                                                           /s/ Robert P. Powers
J. Edward Ehler                                                                Robert P. Powers

/s/ Allen R. Glassburn                                                       /s/ Brian X. Tierney
Allen R. Glassburn                                                            Brian X. Tierney

INDIANA MICHIGAN POWER COMPANY
EXECUTIVE COMMITTEE
November 19, 2012

The Chairman noted the financing program approved by the Executive Committee of the Board of Directors on January 26, 2012 authorized the issuance and sale of up to $800,000,000 aggregate principal amount of debt securities, comprised of unsecured promissory notes in one or more new series, each series to have a maturity of not more than 60 years ("Debt Securities ").

He then stated that it may be necessary to file one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended, and to register or qualify the securities to be sold pursuant to such financing program under the “blue sky” laws of various jurisdictions.  The Chairman noted that Registration Statements are effective for several years after filing, and that the Company may file a Registration Statement to register an amount of Debt Securities sufficient to cover the anticipated financing needs of the Company over a multiyear period.  The Chairman further stated that the filing with the SEC of one or more Registration Statements contemplated the proposed issuance and sale of up to $900,000,000 of Debt Securities over the next several years.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission ("SEC") on behalf of the Company one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

RESOLVED, that it is desirable and in the best interest of the Company that the Debt Securities be qualified or registered for sale in various jurisdictions; that (i) the Chairman of the Board, the President, the Treasurer or any Assistant Treasurer of the Company or (ii) any Executive Vice President of American Electric Power Service Corporation (“Authorized Persons”) be, and they hereby are, authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities of the Company as said Authorized Persons may deem advisable; that said Authorized Persons are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such Authorized Persons of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and further

RESOLVED, that the Authorized Persons be, and they hereby are, authorized and directed to take any and all further action in connection therewith, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as they may deem necessary or desirable.

In connection with the filing of the Registration Statement, there was to be filed with the SEC a Power of Attorney, dated November 19, 2012, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

         WHEREAS, the Company proposes to file with the SEC one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of up to $800,000,000 aggregate principal amount of Debt Securities, in one or more new series, each series to have a maturity of not more than 60 years; and

          WHEREAS, in connection with said Registration Statement(s), there is to be filed with the SEC a Power of Attorney, dated November 19, 2012, executed by certain of the officers and directors of this Company appointing Nicholas K. Akins, Brian X. Tierney, Charles E. Zebula and Renee V. Hawkins, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

NOW, THEREFORE, BE IT

RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

          RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

          RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.